               TALBERT MEDICAL MANAGEMENT HOLDINGS CORPORATION


                         MONEY PURCHASE PENSION PLAN

                     TALBERT MEDICAL MANAGEMENT HOLDINGS CORPORATION
                               MONEY PURCHASE PENSION PLAN

                                    TABLE OF CONTENTS


ARTICLE I        DEFINITIONS...............................................  2
      1.01       Accounts..................................................  2
      1.02       Affiliate.................................................  2
      1.03       Beneficiary...............................................  2
      1.04       Board.....................................................  2
      1.05       Code......................................................  3
      1.06       Committee.................................................  3
      1.07       Company...................................................  3
      1.08       Compensation..............................................  3
      1.09       Distribution Date.........................................  4
      1.10       Effective Date............................................  4
      1.11       Eligible Employee.........................................  4
      1.12       Employer..................................................  4
      1.13       ERISA.....................................................  4
      1.14       Highly Compensated Employee...............................  4
      1.15       Hour of Service...........................................  5
      1.16       Inactive Participant......................................  6
      1.17       Limitation Year...........................................  6
      1.18       Non-Highly Compensated Employee...........................  6
      1.19       Normal Retirement Age.....................................  6
      1.20       Participant...............................................  6
      1.21       Period of Severance.......................................  6
      1.22       Permanent and Total Disability............................  7
      1.23       Plan......................................................  7
      1.24       Plan Year.................................................  7
      1.25       Service...................................................  8
      1.26       Trust Fund................................................  9
      1.27       Trustee...................................................  9
      1.28       Valuation Date............................................  9

ARTICLE II       ELIGIBILITY AND PARTICIPATION............................. 10
      2.01       Participation in the Plan................................. 10
      2.02       Reemployment.............................................. 10
      2.03       Employment After Normal Retirement Age.................... 10
      2.04       Termination of Participation.............................. 10
      2.05       Inactive Participation and Transfers...................... 10

ARTICLE III      CONTRIBUTIONS............................................. 12
      3.01       Employer Contributions.................................... 12
      3.02       Limitation on Reversion of Contributions.................. 12
      3.03       Make-Up Contributions..................................... 12

ARTICLE IV       PARTICIPANT'S ACCOUNT: ALLOCATIONS........................ 13
      4.01       Participant Accounts...................................... 13

ARTICLE V        ALLOCATION LIMITATIONS.................................... 14
      5.01       Basic Limitation on Annual Additions...................... 14
      5.02       Participation in this Plan and a Defined Benefit Plan..... 15
      5.03       Reduction in Annual Additions and Elimination of Excess
                 Amounts................................................... 15



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                     TALBERT MEDICAL MANAGEMENT HOLDINGS CORPORATION
                               MONEY PURCHASE PENSION PLAN

                                    TABLE OF CONTENTS

ARTICLE                                                                     PAGE
-------                                                                     ----

ARTICLE VI       INVESTMENTS: ALLOCATION OF GAINS AND LOSSES............... 17
      6.01       Investment of Accounts.................................... 17
      6.02       Allocation of Investment Fund Gains and Losses............ 17

ARTICLE VII      WITHDRAWALS AND LOANS..................................... 19
      7.01       Withdrawals from Employee After-Tax Contribution Transfer
                 Account................................................... 19
      7.02       Amount and Payment of Withdrawals......................... 19
      7.03       Loans to Participants..................................... 19

ARTICLE VIII     RETIREMENT, DISABILITY AND DEATH BENEFITS................. 23
      8.01       Retirement Benefits....................................... 23
      8.02       Disability Benefits....................................... 23
      8.03       Death Benefits............................................ 23
      8.04       Annuity Requirements...................................... 23

ARTICLE IX       TERMINATION BENEFITS AND VESTING REQUIREMENTS............. 24
      9.01       Benefits Upon Termination of Employment................... 24
      9.02       Vesting Requirements...................................... 24
      9.03       Annuity Requirement....................................... 24

ARTICLE X        DISTRIBUTION OF BENEFITS.................................. 25
      10.01      Form of Benefits for Retirement and Other Termination..... 25
      10.02      Joint and Survivor Annuity Requirements................... 25
      10.03      Qualified Pre-Retirement Survivor Annuity Requirements.... 27
      10.04      Timing of Distributions................................... 28

ARTICLE XI       COMMITTEE................................................. 30
      11.01      Appointment of Committee.................................. 30
      11.02      Manner of Action.......................................... 30
      11.03      Chairman, Secretary and Employment of Specialists......... 30
      11.04      Subcommittees............................................. 30
      11.05      Other Agents.............................................. 30
      11.06      Records................................................... 31
      11.07      Powers and Duties......................................... 31
      11.08      Interested Members........................................ 32
      11.09      Indemnification........................................... 32
      11.10      Conclusiveness of Action.................................. 32

                     TALBERT MEDICAL MANAGEMENT HOLDINGS CORPORATION
                               MONEY PURCHASE PENSION PLAN

                                    TABLE OF CONTENTS

ARTICLE                                                                     PAGE
-------                                                                     ----


      11.11      Payment of Expenses....................................... 33
      11.12      Claims Procedure.......................................... 33

ARTICLE XII      AMENDMENT TO THE PLAN..................................... 35
      12.01      Right to Amend............................................ 35

ARTICLE XIII     TERMINATION OF THE PLAN................................... 36
      13.01      Right to Terminate........................................ 36
      13.02      Corporate Reorganization.................................. 36
      13.03      Plan Merger and Consolidation............................. 36

ARTICLE XIV      TRUST AND THE TRUSTEE..................................... 37
      14.01      Board to Select Trustee................................... 37

ARTICLE XV       ADOPTION BY AFFILIATE..................................... 38
      15.01      Affiliate................................................. 38
      15.02      Action Binding on Participating Affiliates................ 38
      15.03      Termination of Participation of Affiliate................. 38

ARTICLE XVI      TOP-HEAVY PROVISIONS...................................... 40
      16.01      Definitions............................................... 40
      16.02      Determination of Top Heavy Status - Single Plan........... 42
      16.03      Determination of Top Heavy Status - Multiple Plans........ 42
      16.04      Effect of Top Heavy Status................................ 43

ARTICLE XVII     MISCELLANEOUS............................................. 46
      17.01      Voluntary Plan............................................ 46
      17.02      Nonalienation of Benefits................................. 46
      17.03      Inability to Receive Benefits............................. 46
      17.04      Lost Participants......................................... 47
      17.05      Limitation of Rights...................................... 47
      17.06      Absence of Guaranty....................................... 47
      17.07      Invalid Provisions........................................ 47
      17.08      One Plan.................................................. 47
      17.09      Governing Law............................................. 47

ARTICLE XVIII    DIRECT ROLLOVERS.......................................... 49
      18.01      Direct Rollovers.......................................... 49
      18.02      Definitions............................................... 49

ARTICLE XIX      EXECUTION................................................. 51

                               INTRODUCTION

FHP International Corporation ("FHP") previously established the FHP Money Purchase Pension Plan ("FHP Plan") for the benefit of certain employees of FHP and certain of its Subsidiaries which adopted the FHP Plan. Two of these subsidiaries were Talbert Medical Management Corporation and Talbert Health Care Services Corporation (collectively and together with Talbert Medical Management Holdings Corporation referred herein to as "Talbert"). Effective on February 14, 1997, the FHP controlled group was acquired by PacifiCare Health Systems, Inc. ("PacifiCare") and sponsorship of the FHP Plan was assumed by PacifiCare in connection with that transaction.

Effective on or about April __, 1997, Talbert became a separate publicly traded corporation. Talbert established this Plan for the benefit of certain of its employees and the employees of corporations which are part of he same "affiliated service group" (within the meaning of Code Section 414(m)) as Talbert. Pursuant to the Employee Benefits and Compensation Allocation Agreement between FHP and Talbert dated February 14, 1997, the assets and liabilities of the FHP Plan attributable to employees of Talbert and various affiliated entities were transferred to this Plan. This Plan should be known as the "Talbert Medical Management Holdings Corporation Money Purchase Pension Plan." This Plan is frozen both as to participation and additional contributions.

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                                 ARTICLE I

                                DEFINITIONS

Whenever the following terms are used in this Plan with their first letters capitalized, they have the meaning specified below. Additional words and phrases used in the Plan are not defined in this Article I, but, for convenience, are defined as they are introduced in the text. Unless the context indicates otherwise, the masculine pronoun refers to a man or a woman. Words in the singular include the plural, and vice versa, unless the context indicates otherwise.

1.01  ACCOUNTS

      "Accounts" means a Participant's Employer Contribution Transfer Account and his Employee After-Tax Contribution Transfer Account. These Accounts are described in Section 4.01 of the Plan.

1.02  AFFILIATE

      "Affiliate" means the Company and each other entity which is controlled by or under common control with the Company or is a member of the same affiliated service group, within the meaning of Code Sections 414 and 1563.

1.03  BENEFICIARY

      "Beneficiary" means the person or persons (who may be named contingently or successively) designated by a Participant to receive his Accounts in the event of his death. Each Participant may designate a Beneficiary on a form prescribed by the Committee. The designation will be effective when filed with the Committee, and will revoke all prior designations by the same Participant. A married Participant who designates a Beneficiary other than his spouse must obtain and submit to the Committee the spouse's written, notarized consent to the designation of each such Beneficiary on a form that discloses to the spouse the potential effect of such consent. The designation will not be valid until the Committee receives such notarized consent. If no Beneficiary is designated at the time of the Participant's death, or if no person so designated survives the Participant, the Beneficiary will be the Participant's spouse, or if the deceased Participant has no surviving spouse, his estate.

1.04  BOARD

      "Board" means the board of directors of Talbert Medical Management Holdings Corporation.

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1.05  CODE

      "Code" means the Internal Revenue Code of 1986 as it currently exists and includes any subsequent amendments.

1.06  COMMITTEE

      "Committee" means the Committee described in Article XI.

1.07  COMPANY

      "Company" means Talbert Medical Management Holdings Corporation.

1.08  COMPENSATION

      "Compensation" means the total salary and wages paid for a Plan Year or other specified period to a Participant by the Employer for services rendered. It includes salary, wages, commission, tips, bonuses and overtime compensation reportable on federal form W-2 or its equivalent and amounts of salary reduction elected by the Participant in connection with pre-tax deferrals under the Talbert Medical Management Holdings Corporation Employee Stock Ownership Plan and/or a benefit plan sponsored by an Affiliate and qualified under Code Section 125. It excludes (1) any amount (other than the pre-tax deferrals described above) contributed by the Employer to any pension plan or plan of deferred compensation, (2) any amount, regardless if it is or becomes reportable on federal form W-2 which is (i) paid by the Employer (other than the salary reduction described above) for other fringe benefits, such as health and welfare, hospitalization, group life insurance benefits, stock options or perquisites or (ii) paid by the Employer in lieu of the benefits described in (i) above, such as a cash out of credits generated under a plan qualified under Code Section 125, (3) any reimbursement for expenses or allowances, including automobile allowances and moving allowances and (4) any amount realized when a stock option is exercised at a price below fair market value on the date of the exercise.

      A Participant's annual Compensation in excess of $150,000 is disregarded for all purposes under the Plan. Such dollar limit will be adjusted pursuant to Code Section 401(a)(17).

      Compensation will be recognized as of an employee's effective date of participation pursuant to Sections 2.01 and 2.02. Compensation for any Plan Year shall be determined by counting Compensation for the payroll periods ending with or within such Plan Year.

1.09  DISTRIBUTION DATE

      "Distribution Date" means the date as of which the vested portion of a Participant's Accounts is distributed, as described in Section 8.01 (in the case of Normal Retirement Age), Section 8.02 (in the case of Permanent and Total Disability), Section 8.03 (in the case of death) and Section
      9.01 (in the case of any other termination of employment).

1.10  EFFECTIVE DATE

      "Effective Date" means the original effective date of the Plan, which is April __, 1997.

1.11  ELIGIBLE EMPLOYEE

      "Eligible Employee" means any person who is employed by an Employer provided he is not one of the following:

      (a)   a per diem, on-call, or temporary employee,

      (b) an employee whose terms of employment are covered by a collective bargaining agreement between the Employer and employee representatives where there is evidence retirement benefits were the subject of good faith bargaining unless the bargaining agreement expressly provides for participation in the Plan, or

      (c)   any leased employee described in Section 414(n) of the Code.


1.12  EMPLOYER

      "Employer" means the Company and any Affiliate which adopts the Plan in accordance with Article XV.

1.13  ERISA

      "ERISA" mean the Employee Retirement Income Security Act of 1974, as it currently exists and includes any subsequent amendments.

1.14  HIGHLY COMPENSATED EMPLOYEE

      "Highly Compensated Employee" means an individual described in Code
      Section 414(q), as amended.

1.15  HOUR OF SERVICE

      "Hour of Service" means:

      (a) Each hour for which a person is directly or indirectly paid by, or entitled to payment from an Affiliate for the performance of duties. These hours are credited to the person in the computation period in which the duties are performed.

      (b) Each hour for which a person is directly or indirectly paid by, or entitled to payment from an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. However, a person is not entitled to credit for such hours if payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, or if such payment solely reimburses a person for his medical or medically related expenses. No more than 501 hours are credited for any single continuous period of time during which no duties are performed.

            In the case of a payment which is made or due on account of a period during which a person performs no duties, and which results in crediting of hours under this subsection (b), or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to a period described in this subsection (b), the number of hours and the computation period in which they are to be credited is determined according to Section 2530.200(b)-2(b) and (c) of Title 29 of the Code of Federal Regulations.

      (c) Each hour for which a person is entitled to back pay, regardless of mitigation of damages, which has been either awarded or agreed to by an Affiliate. These hours are credited to the person in the computation period to which the award, agreement or payment pertains. However, a person will not be credited with hours under this subsection (c) if he received credit for the same hours under subsections (a) or (b).

      (d) Notwithstanding the above, an exempt employee will be credited with 90 Hours of Service for each bi-weekly pay period (or 95 Hours of Service in the case of a semi-monthly pay period) during which he would receive credit for at least one Hour of Service under subsections (a) through (c) above. For purposes of this subsection an exempt employee is defined under the Fair Labor Standards Act.

1.16  INACTIVE PARTICIPANT

      "Inactive Participant" means a person who was a Participant but who is transferred to and is in a position of employment in which he is no longer an Eligible Employee.

1.17  LIMITATION YEAR

      "Limitation Year" means the twelve month period beginning January 1 and ending the following December 31, as that term is used in Section 5.01; provided, however, that the initial limitation year shall be from _______ __, 1997 through December 31, 1997.

1.18  NON-HIGHLY COMPENSATED EMPLOYEE

      "Non-Highly Compensated Employee" means a person employed by an Affiliate who is not a Highly Compensated Employee.

1.19  NORMAL RETIREMENT AGE

      "Normal Retirement Age" means a Participant's sixty-fifth birthday.

1.20  PARTICIPANT

      "Participant" means any Eligible Employee who is a Participant as provided in Article II. Where appropriate to the context, it also includes an Inactive Participant.

1.21  PERIOD OF SEVERANCE

      "Period of Severance" means, for any person, an interruption in his Service under the Plan. A Period of Severance begins on the date the person no longer is credited with Service under the Plan and ends on the date the person returns to active employment with an Affiliate. A person whose employment with all Affiliates is terminated, or deemed terminated, for any reason will incur:

      (a) a one year Period of Severance if he fails to return to active employment as an employee and render one or more Hours of Service before the first annual anniversary of the date of such termination.

      (b) a five year Period of Severance if he fails to return to active employment as an employee and render one or more Hours of Service before the fifth annual anniversary of the date of such termination.

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       For purposes of this Section, a person who is absent from employment for maternity or paternity reasons will not be treated as having incurred a one year Period of Severance until the second anniversary of such absence, or a five year Period of Severance until the sixth anniversary of such absence, or such earlier time permitted under applicable regulations.

      Absence for maternity or paternity reasons means a person is absent because:

            (1)   the person is pregnant,
            (2)   the person gave birth to a child;
            (3)   an adopted child is placed with the person, or
            (4) the person is caring for his natural or adopted child immediately after the child is born or placed with the person.

      The provisions of this paragraph will not apply unless the person provides information to the Committee, within the time limits established by the Committee, sufficient to establish that the absence is for maternity or paternity reasons and the duration of the absence.

1.22  PERMANENT AND TOTAL DISABILITY

      "Permanent and Total Disability" means any medically determinable physical or mental impairment resulting from sickness, accident or other injury which may be expected to be permanent and continuous and which renders the Participant incapable of performing the duties of his employment or any similar employment with his Employer. The determination of the Committee as to whether a Participant is "Permanently and Totally Disabled," based upon the certification of one or more physicians or surgeons selected by it, shall be final and binding on all persons.

1.23  PLAN

      "Plan" means the Talbert Medical Management Holdings Corporation Money Purchase Pension Plan described in this document and includes any subsequent amendments.

1.24  PLAN YEAR

      "Plan Year" means the twelve month period beginning January 1 and ending the following December 31; provided, however, that the initial Plan Year is a short Plan Year from _______ __, 1997 through December 31, 1997.

1.25  SERVICE

      "Service" means, with respect to any person, his period or periods of employment with all Affiliates which are counted as Service according to the following rules.

      (a) Each person is credited with Service under the Plan for the period or periods during which the person maintains an employment relationship with any Affiliate. A person's employment relationship is deemed to commence on the date the person first renders one Hour of Service, and is deemed to continue during the following periods:

            (i) Periods of leave of absence with or without pay granted to the person by an Affiliate in a like and nondiscriminatory manner for any purpose including, but not limited to, sickness, accident or military leave. A person is not considered to have terminated employment during such leave of absence unless he fails to return to the employ of an Affiliate at or prior to the expiration date of the leave. If he fails to so return, he is deemed to have terminated as of the date the leave began but he is given credit for Service through the earlier of the first anniversary of the date his leave of absence began or the date his employment terminates.

            (ii) In the case of a person who terminates employment and who is later reemployed by an Affiliate before he incurs a one year Period of Severance, the period between his date of termination and date of reemployment.

      (b) Except as provided in Subsection (c) all periods of a person's Service, whether or not consecutive, are aggregated. Service is measured in elapsed years and fractions of years whereby each twelve complete calendar months constitutes one year, each complete calendar month constitutes one-twelfth of a year and partial calendar months which when aggregated equal thirty days constitute one-twelfth of a year.

      (c) In the case of a person who terminates employment before he becomes a Participant and who is not reemployed before the date he incurs the greater of.

            (i)   a five year Period of Severance, or

            (ii) a Period of Severance greater than his service before the date he terminated employment, his Service before he terminated employment will be disregarded.

      (d) Notwithstanding anything in this Plan to the contrary, Service that was credited to a Participant under the terms of the FHP Money Purchase Pension Plan shall be counted as Service under this Plan for purposes of vesting and eligibility.

1.26  TRUST FUND

      "Trust Fund" means the assets of the Plan as invested pursuant to Section
      6.01 and held by the Trustee and subject to the trust agreement described in Article XIV.

1.27  TRUSTEE

      "Trustee" means the person, persons, bank and/or other entity selected by the Board to hold the Trust Fund according to Article XIV.

1.28  VALUATION DATE

      "Valuation Date" means March 31, June 30, September 30, and December 31 of each Plan Year. Notwithstanding the preceding sentence, upon a determination by the Committee, in its sole discretion, that more frequent Valuation Dates are administratively feasible, Valuation Date means the last day of any other months selected by the Committee. Valuation Date may also mean any date selected by the Committee in the event the Committee in its sole discretion determines that events affecting the market value of the Trust Fund require an interim Valuation Date.

                                ARTICLE II

                       ELIGIBILITY AND PARTICIPATION


2.01  PARTICIPATION IN THE PLAN

      The Participants in the Plan are those Eligible Employees whose account balances under the FHP Money Purchase Pension Plan were transferred to this Plan in connection with the rights offering which resulted in the Company becoming a separate publicly-traded corporation. Participation in the Plan is otherwise frozen. Accordingly, no additional Eligible Employees will be permitted to participate in the Plan.

2.02  REEMPLOYMENT

      A Participant whose employment with all Affiliates terminated and who is subsequently reemployed and becomes an Eligible Employee again, becomes a Participant on the date he becomes an Eligible Employee again.

      An employee who was not a Participant when his employment with all Affiliates terminated and who is later reemployed by an Affiliate becomes a Participant in the Plan pursuant to the provisions of Section 2.01. Hours of Service before he terminated employment will be considered in determining his eligibility to become a Participant.

2.03  EMPLOYMENT AFTER NORMAL RETIREMENT AGE

      A Participant who continues employment as an Eligible Employee after his Normal Retirement Age continues to be a Participant for all purposes of the Plan.

2.04  TERMINATION OF PARTICIPATION

      A Participant will cease to be a Participant on the date on which he or his Beneficiary receives distribution of the entire vested portion of his Accounts under the Plan due to his termination of employment, retirement, death or Permanent and Total Disability.

2.05  INACTIVE PARTICIPATION AND TRANSFERS

      A Participant who transfers to an employment status with an Affiliate in which he is no longer an Eligible Employee becomes an Inactive Participant. Employer Contributions will not be allocated to his Employer Contribution Account after the date of his transfer.

      If a Participant becomes an Inactive Participant, his Accounts will continue to be held under the Plan until he becomes entitled to a distribution under the provisions of Articles VIII and IX.

      An employee who transfers to an employment status with an Affiliate in which he is an Eligible Employee may become a Participant pursuant to
      Section 2.01. Employer Contributions to his Employer Contribution Account will not be based on his Compensation earned before the date he transferred and became a Participant.

                                ARTICLE III

                               CONTRIBUTIONS


3.01  EMPLOYER CONTRIBUTIONS

      The Plan is frozen with respect to Employer Contributions. Accordingly, until such time as this Plan is further amended, no additional Employer Contributions will be made to the Plan.

3.02  LIMITATION ON REVERSION OF CONTRIBUTIONS

      Except as provided in subsections (a), (b) and (c) below, contributions made under the Plan are held for the exclusive benefit of Participants and their Beneficiaries and may not revert to the Employer.

      (a) A contribution which is made by a mistake of fact may be returned to the Employer within one year after it is contributed to the Plan.

      (b) All contributions to the Plan are conditioned on their deductibility under Code Section 404. To the extent the deduction is disallowed, the amount disallowed will be returned to the Employer within one year after the disallowance.

      (c) All contributions to the Plan are conditioned on the Plan's qualification under Code Section 401(a). If the Plan does not so qualify, any contributions will be returned to the Employer within one year after the qualification is denied.

3.03  MAKE-UP CONTRIBUTIONS

      In addition to other Employer Contributions described in Section 3.01, an Employer may make special make-up contributions to the Plan, if necessary. A make-up contribution will be necessary if there are insufficient forfeitures under the Plan to restore a Participant's Employer Contribution Account pursuant to Section 9.04, if a Participant or Beneficiary's Accounts must be reinstated pursuant to Section 17.04, or if a mistake or omission in the allocation of contributions is discovered and cannot be corrected by revising prior allocations.

                                ARTICLE IV

                    PARTICIPANT'S ACCOUNT: ALLOCATIONS


4.01  PARTICIPANT ACCOUNTS

      The Committee will maintain the following Accounts for each Participant:

      (a)   An EMPLOYER CONTRIBUTION TRANSFER ACCOUNT which is:

            (i) credited with the Participant's Employer Contribution Account transferred from the FHP Money Purchase Pension Plan;

            (ii)  adjusted for investment results and expenses; and

            (iii) charged with distributions.

      (b)   An EMPLOYEE AFTER-TAX CONTRIBUTION TRANSFER ACCOUNT which is:

            (i) credited with the Participant's Employee After-Tax Contribution Account transferred from the FHP Money Purchase Pension Plan;

            (ii)  adjusted for investment results and expenses; and

            (iii) charged with withdrawals and distributions.

                                 ARTICLE V

                          ALLOCATION LIMITATIONS

5.01  BASIC LIMITATION ON ANNUAL ADDITIONS

      (a) Notwithstanding any other provisions of the Plan and subject to the provisions of Subsections (b), (c) and (d) below, the amount of Annual Additions, as defined below, allocated to a Participant for any Limitation Year will not exceed the lesser of:

            (i)   $30,000; or

            (ii) twenty-five percent of the Participant's Earnings (as defined below) for the Limitation Year.

            The dollar limitation referred to in Subsection (a)(i) above is adjusted as of January 1 of each Plan Year pursuant to Code Section
            415. The adjusted amount applies for the Limitation Year which ends within that Plan Year.

      (b) For purposes of this Article V, a Participant's Annual Additions means the amount of:

            (i)   Employer and Affiliate contributions,

            (ii)  Participant contributions,

            (iii) forfeitures, and

            (iv) contributions for post retirement medical benefits, to the extent required by Code Section 415(c) or 419A(d)(2),

            allocated to his Accounts under this Plan and his accounts under all other defined contribution plans (as defined in Code Section 414(i)) adopted by an Affiliate.

      (c) For purposes of this Article V, a Participant's Earnings means his earned income, wages, salaries, commissions and bonuses received from all Affiliates. It excludes the following:

            (i) Contributions by an Affiliate to a plan of deferred compensation which are not included in the Participant's gross income for the taxable year in which contributed, or any distribution from a plan of deferred compensation;

            (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

            (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

            (iv) Other amounts which received special tax benefit including pre-tax deferrals under the Talbert Medical Management Holdings International Corporation Employee Stock Ownership Plan and salary reduction under any other tax qualified program.

            Earnings for any Limitation Year are the amount actually paid or includable in gross income during such year. A Participant's annual Earnings in excess of $150,000 are disregarded for all purposes under this Plan. Such dollar limit will be adjusted each year pursuant to Code Section 401(a)(17).
5.02  PARTICIPATION IN THIS PLAN AND A DEFINED BENEFIT PLAN

      If a Participant is or has been a participant in a qualified defined benefit plan (as defined Code Section 414(j)) maintained by an Affiliate, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction (as defined in Code Section 415(e)) for any year will not exceed one. In calculating the defined contribution plan fraction, the Committee may, at its discretion, make the election described in Code Section 415(e)(6).

5.03  REDUCTION IN ANNUAL ADDITIONS AND ELIMINATION OF EXCESS AMOUNTS

      If the limitations described in Section 5.01 and 5.02 would otherwise be exceeded for a Participant for a Limitation Year, the excess will be eliminated as follows:

      (a) Amounts attributable to the Participant's pre-tax deferrals under the Talbert Medical Management Holdings Corporation Employee Stock Ownership Plan will be reduced, pursuant to the applicable provisions of such plan.

      (b) Second, the excess allocations of Employer Contributions will be removed from the Participant's Employer Contribution Account and will be held unallocated in a suspense account. If a suspense account exists at any time during a Limitation Year, other than the Limitation Year described in the preceding sentence, all amounts in the suspense account must be allocated to Participants' Accounts (subject to the limitations of Code Section
            415) before any Employer Contributions which are Annual Additions may be made to the Plan for that Limitation Year.

      (c) Third, the provisions of any other plans established by an Affiliate which have caused the limits to be exceeded for the Participant will be applied. The provisions of a defined benefit plan will be applied before the provisions of a defined contribution plan.

                                ARTICLE VI
                INVESTMENTS: ALLOCATION OF GAINS AND LOSSES

6.01  INVESTMENT OF ACCOUNTS

      Each Participant's Accounts are invested in the Trust Fund. Within the Trust Fund, two different Investment Funds have been designated. They are identified as Trust I and Trust II. A Participant's Employer Contribution Transfer Account will be invested in Trust I. His Employee After-Tax Contribution Transfer Account will be invested in Trust II. The Participant will not have the right to direct the investment of these funds.

      The investment objectives of Trust I and Trust II may be different. The investment policies associated with each of these funds will be determined by the Company.

6.02  ALLOCATION OF INVESTMENT FUND GAINS AND LOSSES

      As of each Valuation Date, the Committee will determine the net investment gain or loss, after adjustment for applicable expenses, if any, of Trust I and Trust II since the immediately preceding Valuation Date. Notwithstanding the preceding sentence, the net gain or loss in the value of any portion of the Plan's assets invested in real estate will be determined no less frequently than once every Plan Year. The resulting value, without adjustment for gain or loss, will be the value for all subsequent Valuation Dates until the Valuation Date on which the net gain or loss of such assets is redetermined.

      The net investment gain or loss of Trust I and Trust II will be apportioned to each Participant's Accounts. The apportionment will be in the same proportions as the following for the Participant bears to the total of the following for all Participants:

      (a) The balance of the Participant's Account which was held in Trust I or Trust II, whichever is applicable, as of the immediately preceding Valuation Date;

      (b) One-half of the Participant's loan repayments, if any, made to the Account since the immediately preceding Valuation Date; and

      (c) A reduction for any withdrawals, distributions or loan proceeds paid from the portion of the Account invested in Trust I or Trust II, whichever is applicable, and paid after the allocation of gains or losses as of the immediately preceding Valuation Date.

       All withdrawals, distributions and loan proceeds which are paid as of a Valuation Date shall be paid after the allocation of net investment gain or loss applicable to such Valuation Date has been apportioned pursuant to this Section. The amounts paid out will not share in the allocation of net investment gain or loss in the subsequent Valuation Date.

                                ARTICLE VII

                           WITHDRAWALS AND LOANS


7.01  WITHDRAWALS FROM EMPLOYEE AFTER-TAX CONTRIBUTION TRANSFER ACCOUNT

      (a) A Participant may withdraw up to one hundred percent of the value of his Employee After-Tax Contribution Transfer Account determined as of the most recent Valuation Date (a) which precedes the date the withdrawal request is received by the Committee on a written form prescribed by the Committee, and (b) for which the allocation process described in Section 6.02 has been completed. A Participant may not withdraw from his Employer Contribution Transfer Account except as provided in Articles VIII, IX, and X.

      (b) A Participant may not withdraw less than the entire value of his Employee After-Tax Contribution Transfer Account. Any request for a withdrawal of a portion of a Participant's Employee After-Tax Contribution Transfer Account shall be deemed to be a request for a withdrawal of the entire value of a Participant's Employee After-Tax Contribution Transfer Account.

7.02  AMOUNT AND PAYMENT OF WITHDRAWALS

      Application for a withdrawal shall be made on such forms as the Committee prescribes. Payment will be made to the Participant as soon as administratively possible following the date the Committee receives and approves the withdrawal request from the Participant. The amount of such withdrawal shall be taken from the Participant's Account at such time and paid to the Participant in a single sum. No withdrawal under this Article VII shall cause forfeiture of any interests of the Participant in the Plan.

      If a Participant is married, his spouse must consent in writing to any withdrawal of his Employee After-Tax Contribution Transfer Account no more than 90 days before the withdrawal is approved by the Committee. The spouse's consent must be witnessed by a notary public.

7.03  LOANS TO PARTICIPANTS

      (a) Some Participants may have outstanding loans in their Accounts which were transferred to this Plan from the FHP Money Purchase Pension Plan. Such loans shall be repaid according to the repayment schedule established when the loan was made and pursuant to this
            Section 7.03. Notwithstanding anything else contained herein to the contrary, no new Participant loans shall be permitted under this Plan.

      (b) A Participant may have no more than one loan from this Plan outstanding at any time.

      (c) The Participant must apply for the loan, sign a note payable to the Trustee in the proper amount on a form prescribed by the Committee, and authorize payroll deductions for payment of interest and principal, all in accordance with procedures adopted by the Committee.

            If the Participant is married, his spouse must consent in writing to the loan no more than ninety days before the date of the loan. The spouse's consent must be witnessed by a notary public.

            Any loan processing fees (charged by a person other than the Employer) shall be deducted from the principal amount available to the Participant.

      (d) The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the Participant. However, the period of repayment, including any extensions resulting from the consolidation of a loan into a subsequent loan, shall not extend beyond the earlier of five years or the date such Participant terminates employment with the Employer. The five year limit shall not apply to any portion of the loan used to acquire the Participant's principal place of residence.

      (e) The amount of the loan must be at least $1,000, but may not exceed the lesser of:

            (i) $50,000 reduced by (A) the Participant's current outstanding loan balance under all plans qualified under Code Section 401(a) and maintained by an Affiliate, and (B) the excess of the Participant's highest outstanding loan balance under such plans during the twelve months preceding the date of the loan over the Participant's current outstanding loan balance under such plans; or

            (ii) 50% of the vested portion of all of the Participant's Accounts under this Plan (including the Employer Contribution Account) valued on the Applicable Valuation Date immediately before the date the request for a loan is received. "Applicable Valuation Date" means the most recent Valuation Date (A) which precedes the date the loan request is received by the Committee on a written form prescribed by the Committee, and
                  (B)
                  for which the allocation process described in Section 6.02 has been completed.

      (f) All loans shall bear an interest rate equal to two percentage points above the published prime lending rate of Bank of America N.T. & S.A. on the last business day of the month preceding the month in which the request for a loan is received, provided, however, that no loan shall bear a rate of interest which exceeds the maximum rate permitted by law. The interest rate so determined shall be fixed for the term of the loan.

      (g) The Committee shall establish a loan account for the Participant, and shall credit the loan account with an amount equal to the principal amount of the loan granted. The principal amount will be withdrawn from Trust I or Trust II as directed by the Participant. Each repayment of principal on the loan received by the Trustee from the Participant shall reduce the balance credited to the loan account and each payment of principal and interest shall increase the balance in the Participant's Employee After-Tax Contribution Transfer Account or Employer Contribution Transfer Account, depending on which account served as the source of the loan.

      (h) Repayment shall be accomplished through regular payroll deductions. The Committee may restrict loan amounts if withholdings of principal and interest would exceed twenty percent of Compensation in each payroll period. A Participant shall be entitled to prepay, without penalty, the total accrued interest and outstanding principal amount of the loan. Such prepayment may be made by increasing the amount of his payroll deduction or by any other means.

      (i) If a Participant terminates employment with all Affiliates, incurs a Permanent and Total Disability or undergoes bankruptcy prior to his repayment of the total principal and interest on a note held by his loan account, the note in the Participant's Account shall be cancelled and the unpaid principal balance deemed distributed to him by the Trust Fund.

      (j) This paragraph applies only to Participants who (i) were employed by FHP Fountain Valley Hospital ("FHP Hospital") on or before January 13, 1996, (ii) had an outstanding loan under the FHP Money Purchase Pension Plan as of January 13, 1996, and (iii) became employed by Orange Coast Memorial Hospital on January 14, 1996. A Participant who satisfies the requirements of the preceding sentence is referred to herein as a

            "Qualified Participant." Notwithstanding anything else contained herein to the contrary, Qualified Participants may repay loans under this Plan by payroll deduction in accordance with paragraph (h) of this Section except that Orange Coast Memorial Hospital shall remit such payroll deductions to the Trustee. The repayment period with respect to a loan subject to this subparagraph shall be the same as the original repayment period of such loan, provided that such period of repayment, including any extensions resulting from the consolidation of a loan into a subsequent loan, shall not extend beyond five years from the original date of the loan. This five year limit shall not apply to any portion of the loan used to acquire the Participant's principal residence.

                                ARTICLE VIII

                 RETIREMENT, DISABILITY AND DEATH BENEFITS


8.01  RETIREMENT BENEFITS

      The retirement benefit payable under the Plan in the case of a Participant whose employment with all Affiliates terminates on or after he attains Normal Retirement Age is one hundred percent of the value of his Accounts on his Distribution Date. The Participant's Distribution Date is the Valuation Date coincident with or immediately following the date the terminated Participant's request for a distribution on a written form prescribed by the Committee is received by the Committee.

8.02  DISABILITY BENEFITS

      The disability benefit payable under the Plan in the case of a Participant whose employment with all Affiliates terminates because he is Permanently and Totally Disabled is one hundred percent of the value of his Accounts on his Distribution Date. The Participant's Distribution Date is the Valuation Date coinciding with or immediately following the later of the date the Permanently and Totally Disabled Participant's request for a distribution on a written form prescribed by the Committee is received by the Committee or the date the Committee determines the Participant is Permanently and Totally Disabled.

8.03  DEATH BENEFITS

      The death benefit payable to a Beneficiary under the Plan in the case of a Participant whose employment with an Affiliate terminates due to his death (or who dies after termination of employment under Sections 8.01 and 8.02, but before his Distribution Date under such Sections) is one hundred percent of the value of his Accounts on the Distribution Date. The Distribution Date with respect to such Participant is the Valuation Date coincident with or immediately following the date the request for a distribution by the deceased Participant's Beneficiary (or if no Beneficiary has been designated, the representative of his estate) is received by the Committee on a written form prescribed by the Committee.

8.04  ANNUITY REQUIREMENTS

      Benefits distributed under Section 8.01, 8.02, and 8.03 are subject to the joint and survivor annuity and qualified pre-retirement survivor annuity requirements described in Article X.

                                 ARTICLE IX

               TERMINATION BENEFITS AND VESTING REQUIREMENTS


9.01  BENEFITS UPON TERMINATION OF EMPLOYMENT

      The benefit payable under the Plan in the case of a Participant whose employment with all Affiliates terminates for any reason other than because he became Permanently and Totally Disabled, died, or retired on or after his Normal Retirement Age is the vested portion (determined pursuant to Section 9.02) of the value of his Accounts on his Distribution Date. The Participant's Distribution Date is the Valuation Date coincident with or immediately following the date the terminated Participant's request for a distribution on a written form prescribed by the Committee is received by the Committee.

9.02  VESTING REQUIREMENTS

      The vested portion of a Participant's Employer Contribution Transfer Account and Employee After-Tax Contribution Transfer Account shall always be one hundred percent.


9.03  ANNUITY REQUIREMENT

      Benefits distributed under this Article IX are subject to the joint and survivor annuity and qualified pre-retirement survivor annuity requirements described in Article X.

                                 ARTICLE X

                          DISTRIBUTION OF BENEFITS

10.01 FORM OF BENEFITS FOR RETIREMENT AND OTHER TERMINATION

      (a) Amounts distributable pursuant to Articles VIII and IX are distributed, at the Participant's or, if applicable, Beneficiary's election, in one of the following forms:

            (i) A single sum payment in cash of the value of his benefit as of his Distribution Date; or

            (ii) Payments beginning as of his Distribution Date, of his entire benefit in substantially equal monthly cash installments over a period not to exceed the life expectancy of the Participant on the date his payments begin (or the joint life expectancies of the Participant and his Beneficiary on the date his payments begin). Until the Participant, and his Beneficiary, if applicable, receive all installments under this Subsection, the Participant's benefit will remain invested in the Trust Fund and will continue to share in the allocations of gains and losses of the Trust Fund pursuant to Article VI. If the Participant dies before he receives his entire benefit under this Subsection, his Beneficiary will be entitled to a single sum cash payment of the remaining benefit. Payment will be made as soon as practicable after the Valuation Date coincident with or immediately following the Participant's death and will be equal to the value of the Participant's remaining benefit as of such Valuation Date.

      (b) If the value of the vested portion of a Participant's Accounts on the Valuation Date coinciding with or immediately following the date he terminates employment does not exceed $3,500, he will not be permitted to elect the form in which his benefit will be distributed, and his benefit will be distributed in accordance with
            Section 10.01(a)(i).

10.02 JOINT AND SURVIVOR ANNUITY REQUIREMENTS

      (a) Notwithstanding anything in the Plan to the contrary, unless a Participant who is entitled to a benefit pursuant to Section 8.01,
            8.02 or 9.01:

            (i) Makes an election under Section 8.01, 8.02 or 9.01, his Distribution Date will be the Valuation Date coincident with or immediately following the later of the date he attains age sixty-five or the date he terminates employment.

            (ii) Makes an election under Section 10.01 that complies with Subsection (b) below, his benefit will be distributed in one of the following forms:

                  (1) If the Participant is not married on his Distribution Date, he will receive a paid up life annuity providing a lifetime benefit to him with no continuation of benefits after his death. The benefit payable pursuant to
                        Section 8.01, 8.02 or 9.01 will be used to purchase a single premium immediate annuity in such a form with a premium equal to the value of his benefit as of his Distribution Date.

                  (2) If the Participant is married on his Distribution Date, he will receive a paid up joint and fifty percent survivor annuity providing a lifetime benefit to him with fifty percent of his monthly payments continuing to his spouse, if the spouse survives him, for the spouse's lifetime. The benefit payable pursuant to Section 8.01,
                        8.02 or 9.01 will be used to purchase a single premium immediate annuity in such form with a premium equal to the value of his benefit as of the Distribution Date.

      (b) An election will comply with this Subsection (b) if it is made within ninety days before the date the Participant's benefit payments begin. The election will not be valid unless the spouse to which the Participant is married on the date of the election consents in writing to the election. The spouse's consent must be witnessed by a notary public. The spouse's consent requirement will not apply if the Participant's spouse cannot be located or the Participant has no spouse. A Participant may revoke an election at anytime.

      (c) The Committee will provide each Participant, no less than thirty days and no more than ninety days before his Distribution Date, a written explanation of:

            (i)   the automatic form of payment in Subsection (a),

            (ii) when and how the Participant may elect not to be paid in the automatic form, including the requirement that the Participant's spouse consent to such election,

            (iii) when and how the Participant may revoke an election not to be paid in the automatic form, and

            (iv) the effect of an election or revocation of an election to be paid in the automatic form.

10.03 QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY REQUIREMENTS

      (a) Notwithstanding anything in the Plan to the contrary, in the case of a Participant who is married on his date of death:

            (i) unless his spouse elects otherwise under Subsection (b) below, or

            (ii) unless the Participant has named a Beneficiary in accordance with Section 1.03 which is other than his spouse as his sole beneficiary.

            the benefit payable under Section 8.03 will be paid by distribution of a paid up life annuity providing a lifetime benefit to the Participant's spouse, with payments beginning at the direction of the spouse, within a reasonable time after the Participant died. The benefit payable pursuant to Section 8.03 will be used to purchase a single premium annuity in such a form, with a premium equal to the value of the benefit as of the Distribution Date.

      (b) In lieu of the life annuity described above, the spouse may elect to be paid as of the Distribution Date described in Section 8.03 and in one of the payment forms described in Section 10.01.

      (c) The Committee will provide each Participant, within the period described below, a written explanation of the death benefit described in Subsection (a) above. The written explanation will be comparable to the information required under Section 10.02(c).

            The written explanation will be provided during whichever of the following periods ends last:

            (i) The period beginning on the first day of the Plan Year in which the Participant attains age thirty-two and ending on the last day of the Plan Year in which the Participant attains age thirty-four;

            (ii) By the end of the three year period beginning with the first day of the Plan Year in which the Participant became a Participant pursuant to Section 2.01; or

            (iii) Within one year after the Participant terminates employment, provided the Participant terminates employment before attaining age thirty-five.

      (d) Notwithstanding the above, if the benefit payable to the spouse (calculated on the Valuation Date coinciding with or immediately following the Participant's date of death) exceeds $3,500, then the spouse has to consent in writing in the manner established by the Committee for the distribution to commence before the date the Participant would have attained age 65.

10.04 TIMING OF DISTRIBUTIONS

      (a) Notwithstanding the provisions of Articles IX and X, if a Participant's employment terminates for any reason and the value of the vested portion of his Accounts on the Valuation Date coinciding with or immediately following the date he terminates employment does not exceed $3,500, his Distribution Date is the Valuation Date coinciding with or immediately following the date he terminates employment. If a Participant who is otherwise entitled to elect a Distribution Date does not consent in writing in the manner established by the Committee, his Distribution Date is the Valuation Date coinciding with or immediately following the date he reaches age sixty-five.

      (b) Distributions under the Plan pursuant to Articles VIII, IX and X are made as soon as practicable following the applicable Distribution Date but in no event later than sixty days after the end of the Plan Year in which the Participant reaches age sixty-five, reaches the tenth anniversary of the date he began participation in the Plan, or terminates employment, whichever is latest.

            Notwithstanding anything to the contrary contained herein, the distribution options under the Plan shall comply with Section 401(a)(9) of the Code and regulations promulgated thereunder, which are hereby incorporated by this reference as part of the Plan. Accordingly, with respect to a Participant who is a five percent (5%) owner of the Company or an Affiliated Employer at any time during the Plan Year ending in the calendar year in which he or she attains age 70-1/2, the entire interest of each such Participant shall be distributed by April 1 of the calendar year in which the Participant reaches age 70-1/2. With respect to a Participant who is not a five percent (5%) owner of the Company or an Affiliated Employer at any time during Plan Year ending in the calendar year in which he or she attains age 70-1/2, and except as otherwise provided by law, such a Participant is not required to receive a distribution of his or her interest until the April 1 of the calendar year following the calendar year in which he or she retires. Except as provided by law, a Participant who reached age 70-1/2 before January 1, 1988 and who was not a five percent owner of the Company at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 66-1/2 or thereafter, is not required to receive distribution of his interest until he separates from service. Benefits distributed under this Section 10.04(b) are subject to the qualified joint and survivor annuity and qualified pre-retirement survivor annuity requirements described in Sections 10.02 and 10.03.

      (c) Distributions to an alternate payee pursuant to a qualified domestic relations order ("QDRO"), as defined in Code Section 414(p), will be paid in accordance with such order. Notwithstanding anything to the contrary in the Plan, a payment to an alternate payee may be made before the date the applicable Participant is otherwise entitled to a distribution from the Plan, as permitted under Code Section 414(p)(10). Accordingly, subject to the procedures established by the Committee, benefits may be paid from the balance of a Participant's Account in accordance with a QDRO without regard to whether the Participant has attained the "earliest retirement age," as defined in Section 414(p) of the Code. The amount paid to an alternate payee, and any amounts remaining in the affected Participant's Accounts after such payment, will be determined as of the Valuation Date coincident with or immediately following the date the request for a distribution by the alternate payee is received by the Committee on a written form prescribed by the Committee.

                                ARTICLE XI

                                 COMMITTEE


11.01 APPOINTMENT OF COMMITTEE

      A Committee consisting of at least three members will be appointed by the Board to administer the Plan on behalf of the Company. A vacancy on the Committee which results from death, resignation or otherwise, will be filled from time to time by appointment of a new Committee member by the Board, and a member of the Committee may be removed at any time at the discretion of the Board.

11.02 MANNER OF ACTION

      A majority of the members of the Committee at the time in office will constitute a quorum for the transaction of business. All resolutions adopted, and other actions taken by the Committee at any meeting will be by the vote of a majority of those present at the meeting. Upon the unanimous written consent of the members at the time in office, action of the Committee may be taken without a meeting.

11.03 CHAIRMAN, SECRETARY AND EMPLOYMENT OF SPECIALISTS

      The Company may appoint a Chairman of the Committee. The Committee will elect a Secretary who may, but need not, be a member of the Committee. They may authorize one or more of their number or any agent to execute or deliver any instrument or instruments on their behalf, and may employ such counsel, auditors, and other specialists and such clerical, medical, actuarial and other services as they may require in carrying out the provisions of the Plan.

11.04 SUBCOMMITTEES

      The Committee may appoint one or more subcommittees and delegate such of its power and duties as it deems desirable to any such subcommittee, in which case every reference in the Plan made to the Committee is deemed to mean or include the subcommittees as to matters within their jurisdiction. The members of any subcommittee will consist of such officers or other employees of the Company and such other persons as the Committee may appoint.

11.05 OTHER AGENTS

      On behalf of the Company, the Committee may also appoint one or more persons or agents to aid it in carrying out its duties and delegate such of its power and duties as it deems desirable to such person or agents.

11.06 RECORDS

      All resolutions, proceedings, acts and determinations of the Committee shall be recorded by the Secretary thereof or under his supervision, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary.

11.07 POWERS AND DUTIES

      (a) The Committee has full power and discretion to administer the Plan and to construe and interpret the terms and provisions of this Plan and apply all of its provisions on behalf of the Company. The Company is the Plan Administrator. The Company is the Named Fiduciary within the meaning of ERISA Section 402(a). The Company and Committee may delegate to any other person or organizations any of its powers and duties with respect to the operation of this Plan. The Committee's powers and duties, unless properly delegated, include, but are not limited to:

            (i) Deciding questions relating to eligibility, continuity of Service and amount of benefits;

            (ii) Deciding disputes which may arise with regard to the rights of employees, Participants and their legal representatives or Beneficiaries under the terms of the Plan. Such decisions by the Committee shall be deemed final in each case;

            (iii) Obtaining such information from the Employer with respect to employees as shall be necessary to determine the rights and benefits of such employees under the Plan. The Committee may rely conclusively upon such information furnished by the Employer.

            (iv)  Compiling and maintaining all records necessary for the Plan;

            (v) Furnishing the Employer, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

            (vi) Authorizing the Trustee to make payment of all benefits as they become payable under the Plan;

            (vii) Engaging such legal, administrative, actuarial, investment, accounting, consulting and other professional services as the Committee deems proper;

            (viii) Adopting rules and regulations for the administration of the
                   Plan not inconsistent with the Plan; and

            (ix) Doing and performing such other actions as may be provided for in other parts of this Plan.

11.08 INTERESTED MEMBERS

      No Committee member shall participate in any action of the Committee on a matter in which such member has a specialized individual interest as a Participant in the Plan. Such matters shall be determined by a majority of the remainder of the members of the Committee.

11.09 INDEMNIFICATION

      The Company shall and does by the following terms indemnity and hold the members of the Committee and each of them, harmless from the effects and consequences of their acts, omissions and conduct in their official capacities, except to the extent that the effects and consequences thereof shall result from their own willful misconduct, breach of good faith or gross negligence in the performance of their duties. The Company shall have the right, but not the obligation, to conduct the defense of such members in any proceeding to which this Section applies. The foregoing right of indemnification shall not be exclusive of other rights to which each such member may be entitled as a matter of law or by other indemnity coverage provided by the Company.

      The Company's obligations under this Section may be satisfied through purchase of a policy or policies of insurance providing equivalent protection.

11.10 CONCLUSIVENESS OF ACTION

      Any action on matters within the discretion of the Committee shall be conclusive, final and binding upon all Participants of the Plan and upon all persons claiming any rights hereunder including Beneficiaries.

11.11 PAYMENT OF EXPENSES

      The members of the Committee shall serve without compensation for services as such. However, the Company may reimburse such members for all necessary and proper expenses incurred in carrying out their duties under the Plan. The compensation or fees of accountants, counsel, employee benefit consultants, and other specialists and any other costs of administering the Plan or Trust, unless paid directly by the Company are paid from the Trust Fund and will be charged against Participants' Accounts.

      Investment costs and taxes that are paid from the Trust Fund are paid as follows. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of securities are added to the cost of such securities, as the case may be. There will be no commissions on transactions with the Company or any other party in interest. Taxes, if any, applicable to the Trust Fund which are payable by the Trustee will be charged against Participants' Accounts, other than any excise tax payable directly by the Trustee pursuant to Section 4975 of the Code.

11.12 CLAIMS PROCEDURE

      Benefits are provided from this Plan through procedures initiated by the Committee, and the Participant need not file a claim. However, if a Participant or Beneficiary believes he is entitled to a benefit, or a benefit different from the one he receives, then the Participant or Beneficiary may file a claim for the benefit by writing a letter to the Committee.

      If any claim for benefits under the Plan is wholly or partially denied, the claimant will be given a written notice of the denial within ninety days after the claim is received. However, if special circumstances require an extension of time, and written notice of the extension is furnished to the claimant, he will be given a written notice of the denial within one hundred and eighty days after the claim is received. Notice of the denial will state the following information:

      (a)   The specific reason or reasons for the denial;

      (b) Specific reference to pertinent Plan provisions on which denial is based;

      (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary.

      (d) An explanation that a full and fair review by the Committee of the decision denying the claim may be requested by the Claimant or his authorized representative by filing with the Company, within sixty days after the claimant receives the denial, a written request for review; and

      (e) If a request for review is filed, the claimant or his authorized representative may review pertinent documents and submit issues and comments in writing within the same sixty day period specified in paragraph (d) above.

            The decision of the Committee upon review will be made by the Committee's delegate, will be made promptly, and not later than sixty days after the Committee's receipt of the request for review. However, if special circumstances require an extension of time for processing, the claimant will be so notified and a decision will be rendered as soon as possible, but not later than one hundred and twenty days after receipt of the request for review. If the claim is denied, wholly or in part, the claimant will be given a copy of the decision promptly. The decision will be in writing and will include specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based and will be written in a manner calculated to be understood by the claimant.

                                ARTICLE XII

                           AMENDMENT TO THE PLAN


12.01 RIGHT TO AMEND

      The Board, or the Committee if authorized by the Board, has the right to amend the Plan at any time and, from time to time, to any extent that it deems advisable. No amendment will increase the duties or responsibilities of the Trustee without the Trustee's written consent. No amendment may be made to this Plan which attempts to transfer any part of the corpus or income of the Trust Fund for purposes other than the exclusive benefit of Participants and their Beneficiaries. No amendment may deprive any Participant or Beneficiary of any benefits to which he is entitled under the Plan with respect to contributions previously made to the Plan. No amendment may eliminate or reduce an early retirement benefit or eliminate an optional form of distribution.

                               ARTICLE XIII

                          TERMINATION OF THE PLAN


13.01 RIGHT TO TERMINATE

      The Board has the right to terminate the Plan in whole or in part at any time. In the event of a termination, or partial termination, each affected Participant will become one hundred percent vested in the value of all his Accounts.

13.02 CORPORATE REORGANIZATION

      In the event the Company is dissolved or liquidated or shall by appropriate legal proceedings be adjudged bankrupt, or in the event judicial proceedings of any kind result in the involuntary dissolution of the Company, the Plan shall be terminated. The merger, consolidation or reorganization of the Company, or the sale of the Company or of all or substantially all of its assets or stock, shall not terminate the Plan if there is delivered to the Company, by its successor or by the purchaser of all or substantially all of its stock or assets, a written instrument requesting that it be substituted for the Company and agreeing to perform all the provisions hereof which the Company is required to perform hereunder. Upon the receipt of said instrument, with the approval of the Company, the successor or the purchaser shall be substituted for the Company herein, and the Company shall be relieved and released from all obligations of any kind, character or description herein or in any trust agreement.

13.03 PLAN MERGER AND CONSOLIDATION

      In the event that the Plan and Trust Fund merges or consolidates with, or transfers its assets or liabilities to, any other qualified plan of deferred compensation, no Participant herein shall, solely on account of such merger, consolidation or transfer, have an account balance on the day following such event which is less than his account balance on the day preceding such event. For the purpose of this Section, a Participant's account balance shall be calculated based upon the assumption that a plan termination and distribution of assets occurred on each of the above-mentioned days. In no event will this provision be construed to require full vesting upon a merger, consolidation, or transfer of assets unless the Plan is subsequently partially or wholly terminated or contributions are completely discontinued.

                                ARTICLE XIV

                           TRUST AND THE TRUSTEE


14.01 BOARD TO SELECT TRUSTEE

      The Board will select one or more Trustees to hold and invest the Trust Fund in accordance with the terms of a trust agreement and/or other contract. The Trustee must be an individual or individuals, a bank or trust company incorporated under the laws of the United States or of any state and qualified to operate as a trustee, a legal reserve life insurance company, or a combination of such entities. The Board may, from time to time, change any Trustee then serving under a trust agreement and/or other contract to another Trustee or elect to terminate a trust and/or other contract and hold the Plan assets in any other method acceptable under ERISA.

      Any trust agreement and/or other contract are designated as and constitute a part of the Plan. Any rights which a person has under this Plan are subject to all of the terms and provisions of the trust agreement and/or other contract.

                                ARTICLE XV

                           ADOPTION BY AFFILIATE


15.01 AFFILIATE

      An Affiliate may become a party to the Plan and Trust Agreement by adopting the Plan for the benefit of any specified group of its employees, effective as of the date specified in such adoption:

      (a) By filing with the Company a certified copy of a resolution of its board of directors to that effect, and/or such other instruments as the Company may require; and

      (b) By the Company's filing with the then Trustee a copy of such resolution, together with a certified copy of resolutions of the Board approving such adoption.

      The Company may require an adopting Affiliate to execute an instrument of adoption in such form as is acceptable to the Company. Except as provided below, an employee of an Affiliate shall earn Service only with respect to periods for which his employer is an Affiliate. Notwithstanding the above, to the extent explicitly provided by the Company in a stock or asset acquisition, merger or other similar transaction, an employee of a Affiliate shall earn Service with respect to periods of employment with such Affiliate prior to the time it became an Affiliate.

15.02 ACTION BINDING ON PARTICIPATING AFFILIATES

      As long as the Company is party to the Plan and the Trust Agreement it shall be empowered to act thereunder for any Employer in all matters respecting the Committee and the Trustee and the designation of Affiliates, and any action taken by the Company with respect thereto shall automatically include and be binding upon any Employer which is a party to the Plan.

15.03 TERMINATION OF PARTICIPATION OF AFFILIATE

      The Company reserves the right, in its sole discretion and at any time, to terminate the participation in this Plan of any or all Affiliates. Such termination shall be effective immediately upon notice of such termination from the Company to the Trustee and the Affiliate being terminated. In event of such termination, this Plan shall not terminate, but the portion of the Plan attributable to the Affiliate shall become a separate Plan, and the Company shall inform the Trustee of the portion of the Trust Fund that is then attributable to the participation of such terminated Affiliate. Such portion shall as soon thereafter as is administratively feasible be set apart by the Trustee as a separate Trust which shall be part of the separate Plan of such terminated Affiliate.

      Thereafter the administration, control and operation of the Plan with respect to such terminated Affiliate shall be on a separate basis (with the Affiliate assuming the functions assigned to the Company hereunder) in accordance with the terms hereof, or as such terms may be amended by appropriate action of such terminated Affiliate in accordance with the provisions of Article XII.

                                ARTICLE XVI

                            TOP-HEAVY PROVISIONS


16.01 DEFINITIONS

      Wherever used in this Article XVI, the following words and phrases have the meaning specified below:

      (a) "Accumulated Account" means the total value of an employee's Accounts as of the Valuation Date which coincides with or immediately precedes the Determination Date. Accumulated Accounts includes:

            (i) amounts attributable to employee contributions (other than deductible employee contributions),

            (ii) amounts rolled over or transferred directly from a plan sponsored by an unrelated employer (within the meaning of Code
                  Section 414(b), (c) or (m)), but only if received by the Plan before January 1, 1984,

            (iii) amounts rolled over or transferred directly from a plan sponsored by a related employer (within the meaning of Code
                  Section 414(b), (c) or (m), without regard to when received by the Plan, and

            (iv) as determined in accordance with Code Section 416(g)(3), distributions to the employee during the Plan Year which includes the Determination Date and the four immediately preceding Plan Years, unless already reflected in the employee's Accounts. The preceding sentence shall also apply to distributions under a terminated plan which, if it had not been terminated would have been required to be included in the Aggregation Group.

            Accumulated Accounts will not include any distribution rolled over or transferred directly to a related employer (within the meaning of Code Section 414(b), (c) or (m)). With respect to a Nonkey Employee who was a Key Employee with respect to a plan in a prior year, Accumulated Accounts will not include any of the employee's Accounts.

            Accumulated Accounts will not include the Account of an employee who has not performed any service for the Employer during the five-year period ending on the Determination Date. However, if the employee again performs services his Account will be included.

      (b) "Determination Date" means in any Plan Year the last day of the immediately preceding Plan Year.

      (c) "Key Employee" means at any given time an employee, a deceased employee, or the beneficiary of an employee or a deceased employee who during the current Plan Year or any of the four immediately preceding Plan Years is:

            (i) an officer of an Employer with annual earnings from the Employer greater than 50% of the maximum dollar limit under Code Section 415(b)(1)(a) in effect for the calendar year in which the Plan Year ends. In any Plan Year, officer will not include more than the lesser of:

                  (A)   fifty employees, or

                  (B) the greater of three employees or ten percent of the greatest number of employees the Employer had during the current Plan Year or any of the four immediately preceding Plan Years.

                        Such limited number of officers will be selected from the group of all persons otherwise considered officers under this paragraph (i) in the current Plan Year or four immediately preceding Plan Years, selecting only those who had the highest annual earnings in such five year period;

            (ii) an employee who is one of the ten employees of the Employer having annual compensation from such Employer of more than the limitation in effect under Section 415(c)(1)(a) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) both more than a 1/2% interest and the largest interests in such Employer. An employee's ownership interest during a Plan Year is his greatest ownership interest at anytime during the Plan Year. If two employees have the same ownership interest, the employee with the greater earnings in the Plan Year of such ownership will be deemed to have the greater ownership interest.

            (iii) an employee who owns at least five percent of an Employer; or

            (iv) an employee who owns at least one percent of an Employer and has annual earnings from the Employer of more than $150,000.

            For purposes of determining the number of officers of the Employer, all employees of organizations required to be aggregated under Code
            Section 414(b), (c) and (m) will be considered employees of the Employer. For purposes of determining earnings from the Employer, all earnings, as stated on Form W-2 for the calendar year ending within the Plan Year, from all organizations required to be aggregated under Code Section 414(b), (c) and (m) will be treated as earned from the Employer. For purposes of determining ownership interest, each entity that would otherwise be aggregated under Code
            Section 414(b), (c) and (m) will be treated as a separate Employer. Ownership includes any interest constructively owned under the applicable provisions of the Code.

            Employee will not include any employee or beneficiary of an employee who did not have earnings from an Employer during the five year period ending on the Determination Date.

      (d) "Nonkey Employee" means at any given time an employee who is not a Key Employee.

16.02 DETERMINATION OF TOP HEAVY STATUS - SINGLE PLAN

      If this Plan is the only retirement plan qualified under Code Section 401(a) maintained by an Affiliate, the rules of this Section 16.02 will apply to determine if this Plan is Top Heavy. The Plan will be Top Heavy during a Plan Year if as of the Determination Date in such Plan Year the value of the Accumulated Accounts under the Plan of all Key Employees exceeds sixty percent of the value of Accumulated Accounts under the Plan of all employees.

16.03 DETERMINATION OF TOP HEAVY STATUS - MULTIPLE PLANS

      (a) If an Affiliate maintains more than one retirement plan qualified under Code Section 401(a), the rules of this Section 16.03 will apply to determine if this Plan is Top Heavy. This Plan will be Top Heavy during a Plan Year if the Plan is required to be in the Aggregation Group on the Plan's Determination Date for such Plan Year and the Aggregation Group is Top Heavy.

            The Aggregation Group is Top Heavy if the value of the Accumulated Accounts for all Key Employees of all the plans in the group exceeds sixty percent of the value of the Accumulated Accounts for all employees of all the plans in the group. The Accumulated Accounts of each plan will be determined separately as of each plan's Determination Date and then aggregated by calendar year. If a plan in the Aggregation Group is a defined benefit plan (as defined in Code Section 4140)), for purposes of this subsection (a) value of the Accumulated Accounts means the present value of benefits as defined under the top heavy provisions of such plan.

      (b) The Aggregation Group consists of all the Affiliate's retirement plans qualified under Code Section 401(a) which are either required or permitted to be in the Aggregation Group.

            A plan is required to be in the Aggregation Group if during the Plan Year containing the Determination Date or any of the four preceding Plan Years;

            (i)   the Plan has at least one Key Employee, or

            (ii) the Plan is required to be aggregated with a plan with at least one Key Employee so that the later plan meets the requirements of Code Sections 401(a)(4) or 410.

            A plan, which has been formally terminated, has ceased crediting service for benefit accruals and vesting, and has been or is distributing all plan assets to participants or their beneficiaries as soon as administratively feasible, is required to be in the Aggregation Group if it was maintained during the Plan Year containing the Determination Date or any of the four preceding Play Years and it would, but for the fact that it terminated, be required to be in the Aggregation Group pursuant to the preceding sentence.

            A plan is permitted to be in the Aggregation Group if it is not required to be in the Aggregation Group, provided including it does not prevent the Aggregation Group as a whole from meeting the requirements of Code Sections 401(a)(4) or 410.

16.04 EFFECT OF TOP HEAVY STATUS

      If the Plan is Top Heavy for any Plan Year, the requirements of this
      Section 16.04 apply during such Plan Year, superseding all other Plan provision inconsistent with its terms.

      (a)   MINIMUM VESTING

            The vested portion of a Participant who has completed one Hour of Service in any Plan Year in which the Plan is Top Heavy is determined under the schedule designated below in this Section 16.04(a) or the applicable schedules in Section 9.02, whichever is more favorable to the Participant:

            Service               Vested Portion
            ----------           ---------------
            Less than 2 years                     0%
            2 but less than 3 years              20%
            3 but less than 4 years              40%
            4 but less than 5 years              60%
            5 but less than 6 years              80%
            6 or more years                     100%

            In each Plan Year in which the Plan is not Top Heavy, which occurs immediately after a Plan Year in which the Plan is Top Heavy, an employee who is participating in the Plan during the Election Period has the right to elect to continue to be subject to the vesting schedule in this sub-paragraph (a). The Election Period begins on the date the Plan is determined not to be Top Heavy and ends on the later of sixty days after the Plan is determined not to be Top Heavy or sixty days after the employee is given written notice that the Plan is no longer Top Heavy.

      (b)   MINIMUM CONTRIBUTION

            On the last day of any Plan Year in which the Plan is Top Heavy an Employer Contribution will be allocated to the appropriate Account of each employee who is eligible to participate in the Plan pursuant to Section 2.01 on such date. The amount of such contribution, when aggregated with all other contributions allocated to the Participant's Employer Contribution Account and his pre-tax deferral account and employer contribution account under the Talbert Medical Management Holdings Corporation Employee Stock Ownership Plan during the Plan Year must equal the lesser of:

            (i) Three percent of the Participant's earnings, as stated on Form W-2 for the calendar year ending within such Plan Year, or

            (ii) A percent of the Participant's earnings, as defined in subsection (i) above, equal to the percentage at which contributions are allocated pursuant to Section 4.02 (or required to be allocated) for the Plan Year for the Key Employee for whom such percentage is the highest for the year.

            The Employer will make an additional contribution to the Plan sufficient to make the allocation described above.

            This Subsection (b) applies without regard to contributions or benefits under Social Security or any other Federal or State law.

      (c)   ADJUSTMENT TO LIMITATION ON ANNUAL ADDITIONS

            (i) If an Affiliate also maintains a qualified defined benefit plan (as defined in Code Section 414(j) the denominator of both the defined benefit plan fraction and defined contribution plan fraction, as described in Code Section 415(e), for the Limitation Year ending in such Plan Year will be adjusted by substituting one for one and twenty-five one hundredths in each place the figure occurs.

            (ii) The adjustments referred to in paragraph (i) are not required if:

                  (1) the Plan would not be Top Heavy if ninety percent were substituted for sixty percent in Sections 16.02 and 16.03, and

                  (2) Subsection (b)(i) above is adjusted by substituting four percent for three percent where the figure occurs.

            (iii) The adjustments referred to in paragraph (i) above do not apply to any Participant as long as no Employer Contributions, forfeitures or Employee After-Tax Contributions are allocated to such Participant's Accounts and the Participant does not accrue any benefits under the defined benefit plan.

                               ARTICLE XVII

                               MISCELLANEOUS


17.01 VOLUNTARY PLAN

      The Plan is purely voluntary on the part of the Company and Employer and neither the establishment of the Plan nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits shall be construed as giving any person a legal or equitable right as against the Company, an Employer, the Trustee or the Committee unless the same shall be specifically provided for in this Plan or conferred by affirmative action of the Committee or the Company in accordance with the terms and provisions of this Plan. Nor shall such actions be construed as giving any Employee or Participant the right to be retained in the service of the Employer. All Employees and/or Participants shall remain subject to discharge to the same extent as though this Plan had not been established.

17.02 NONALIENATION OF BENEFITS

      Participants and their Beneficiaries shall be entitled to all the benefits specifically set out under the terms of the Plan, but neither said benefits nor any of the property rights therein shall be assignable or distributable to any creditor or other claimant of such Participant. A Participant shall not have the right to anticipate, assign, pledge, accelerate or in any way dispose of or encumber any of the monies or benefits or other property which may be payable or become payable to such Participant or his Beneficiary. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Code Section 414(p).

17.03 INABILITY TO RECEIVE BENEFITS

      If the Committee receives evidence that (a) a person entitled to receive any payment under the Plan is physically or mentally incompetent to receive payment and to give a valid release therefore, and (b) another person or an institution is then maintaining or has custody of such person, and no guardian, committee or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, such payment may be made to such other person or institution referred to in (b) above. The release to such other person or institution shall be a valid and complete discharge for the payment.

17.04 LOST PARTICIPANTS

      If the Committee is unable within two years after a distribution becomes due, and after reasonable and diligent effort, to locate a Participant or Beneficiary who is entitled to payment under the Plan, the payment due such person shall become a forfeiture; provided, however, that if the Participant or Beneficiary later files a claim for his benefit it shall be reinstated. Notification by certified or registered mail to the last known address of the Participant or Beneficiary shall be deemed a reasonable and diligent effort to locate such person.

17.05 LIMITATION OF RIGHTS

      Nothing in the Plan expressed or implied is intended or shall be construed to confer upon or give to any person, firm or association other than the Company, an Employer, the Participant and their successors in interest any right, remedy or claim under or by reason of this Plan.

17.06 ABSENCE OF GUARANTY

      Each Participant (and his Beneficiary) assumes all risk connected with any decreased in the market value of any assets held under the Plan. Neither the Company nor the Employer in any way guarantees the Trust Fund from loss or depreciation, or the payment of any amount that may be or become due to any person from the Trust Fund. The Trust Fund shall be the sole source of distributions to be made under this Plan.

17.07 INVALID PROVISIONS

      In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal and invalid provisions had never been inserted herein.

17.08 ONE PLAN

      This Plan may be executed in any number of counterparts, each of which shall be deemed an original and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

17.09 GOVERNING LAW

      The Plan shall be governed by and construed in accordance with the Federal laws governing employee benefit plans qualified under the Code and in accordance with the laws of the State of California where such laws are not preempted by the aforementioned federal laws.

                               ARTICLE XVIII

                              DIRECT ROLLOVERS

18.01 DIRECT ROLLOVERS

            Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, if a Distributee will receive an Eligible Rollover Distribution of at least $200, the Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover; provided, however, that a Distributee may not elect to have an Eligible Rollover Distribution of less than $500 paid directly to an Eligible Retirement Plan unless the Distributee elects to have his or her entire Eligible Rollover Distribution paid directly to the Eligible Retirement Plan.

18.02 DEFINITIONS

      (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

      (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified plan described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.


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



      (c) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

      (d) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.



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



                                ARTICLE XIX

                                 EXECUTION


            IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan on this ____ day of __________, 1997.

                                    TALBERT MEDICAL MANAGEMENT HOLDINGS
                                    CORPORATION


                                    By:   ______________________________

                                    Its:  ______________________________



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